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                                                                    Exhibit 99.2
                                                                    ------------

                         NOTICE OF GUARANTEED DELIVERY

                                      for

                           SUBSCRIPTION CERTIFICATES

                                   issued by

                           PRECISION AUTO CARE, INC.

     This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights Offering described in the Prospectus dated January __, 2002 (the "Prospectus") of Precision Auto Care, Inc., a Virginia corporation (the "Company"), if a holder of Rights cannot deliver the subscription certificate(s) evidencing the Rights (the "Subscription Certificate(s)") to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m., Eastern Daylight Time, on _______, _______ __, 2002 (the "Expiration Date"). Such form must be delivered by hand or sent by facsimile transmission or mail to the Subscription Agent, and must be received by the Subscription Agent on or prior to the Expiration Date. See "THE RIGHTS OFFERING -- Exercise of Rights" in the Prospectus. Payment of the Subscription Price of $_____ per share for each share of the Company's Common Stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus at or prior to 5:00 p.m., Eastern Daylight Time, on the Expiration Date even if the Subscription Certificate evidencing such Rights is being delivered pursuant to the procedure for guaranteed delivery thereof.

                          The Subscription Agent is:

                    American Stock Transfer & Trust Company

                                                By Facsimile
By Mail:                                        Transmission                     By Hand:
American Stock Transfer & Trust                (718) 234-5001         American Stock Transfer & Trust
            Company                                                               Company
         59 Maiden Lane                                                        59 Maiden Lane
       New York, NY 10038                                                    New York, NY 10038
                                           To Confirm Receipt of
                                               Facsimile and
                                          For General Information:
                                               (718) 921-8200

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.
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                             GUARANTEE OF DELIVERY
       (Not to be used for Subscription Certificate signature guarantee)

     The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within three trading days on the over-the-counter market after the date hereof.

____________________________________      Dated:________________________ , 2001

____________________________________      _____________________________________

____________________________________      _____________________________________
                                                      (Name of Firm)
____________________________________
             Address

____________________________________      _____________________________________
  (Area Code and Telephone Number)                (Authorized Signature)

     The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificate(s) to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.
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                                                       PRECISION AUTO CARE, INC.

Ladies and Gentlemen:

     The undersigned hereby represents that he or she is the holder of Subscription Certificate(s) representing _____ Rights and that such Subscription Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the Subscription Privilege to subscribe for one share of Common Stock per Right with respect to each of _____ Rights represented by such Subscription Certificate and shares set forth below pursuant to the Oversubscription Privilege described in the
Prospectus:

     No. of Subscription Rights exercised pursuant to Basic Subscription
     Privilege:                                                   ______________

     plus

     No. of Shares subscribed for pursuant to Oversubscription
     Privilege:                                                   ______________

     TOTAL:                                                       ______________

     times $____ per share equals

     TOTAL PAYMENT DUE:                                          $______________

     The undersigned understands that payment of the Subscription Price of $____ per share for each share of Common Stock subscribed for pursuant to the Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date and represents that such payment, in the aggregate amount of $________, either (check appropriate box):

     [_] is delivered herewith or [_] was delivered separately in the manner set forth below (check appropriate box and complete information relating thereto):

     [_] wire transfer of funds

         __  name of transferor institution ____________________________________

         __  date of transfer _______ confirmation number (if available) _______

     [_] uncertified check (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Holders paying by such means are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment clears by such date.)

     [_] certified check

     [_] bank draft (cashier's check)

     [_] money order

         __  name of maker _____________________________________________________

         __  date and number of check, draft or money order ____________________
                                                             (date)    (number)

         __  bank on which check is drawn or issuer of money order _____________
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Signature(s) ____________________________   Address ____________________________

_________________________________________   ____________________________________

Name(s)__________________________________   ____________________________________

_________________________________________   Tel. No(s). (___) __________________
          Please Type or Print

Subscription Certificate No(s). (if available) _________________________________